    As filed with the Securities and Exchange Commission on January 15, 1999

                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                THE BUCKLE, INC.
             (Exact name of registrant as specified in its charter)

         NEBRASKA                                       47-0366193
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68847
               (Address of Principal Executive Offices) (ZIP Code)

                                ---------------
                      1997 EXECUTIVE STOCK OPTION PLAN (1)
                         1998 RESTRICTED STOCK PLAN (2)
                          1998 EMPLOYEE STOCK PLAN (3)
                  (Full title of the plan or written contract)

                            DENNIS NELSON, PRESIDENT
                                THE BUCKLE, INC.
                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68847
                                 (308) 236-8491
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                  With copy to:

                            Rochelle A. Mullen, Esq.
                  Cline, Williams, Wright, Johnson & Oldfather
                        1125 South 103rd St. - Suite 720
                           Omaha, Nebraska 68124-1090

         (1) The 1997 Executive Stock Option Plan authorizing the issuance of options to purchase 1,250,000 shares of common stock was approved by the Shareholders on May 28, 1998. Subsequently, the Company effected a 3-for-2 stock split thereby adjusting the number of shares issuable pursuant to the Plan to 1,875,000.

         (2) The 1998 Restricted Stock Plan authorizing the issuance of 225,000 shares of common stock was approved by the Shareholders on May 28, 1998. Subsequently, the Company effected a 3-for-2 stock split thereby adjusting the number of shares issuable pursuant to the Plan to 337,500.

         (3) The 1998 Employee Stock Plan was adopted by the Board on September 1, 1998 authorizing the issuance of 450,000 shares.


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Securities         Amount to be           Proposed Maximum            Proposed           Amount of
 to be Registered            Registered             Offering Price              Maximum          Registration
                                                      Per Share               Aggregate Plan         Fee
=============================================================================================================
Common Stock              2,662,500 Shares         $28.75 per share           $76,546,875         $21,280.04
=============================================================================================================

         (1) The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price of shares of the same class reported on the New York Stock Exchange on January 8, 1999.

         (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers and directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference into this Registration
Statement: (a) the Registrant's Annual Report on Form 10-K for Fiscal Year ended January 31, 1998; (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 31, 1998; and (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act of 1934 on April 28, 1992 and declared effective by the Securities and Exchange Commission on May 6, 1992 as such description was amended by the Company's 1998 Proxy Statement, specifically Proposal No. 3, filed with the Securities and Exchange on May 1, 1998.

         All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), and 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nebraska Business Corporation Act empowers the Registrant to indemnify, subject to the standards set forth therein, any persons in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant. The Nebraska Business Corporation Act also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent. On September 3, 1991, the Registrant adopted a resolution providing for the indemnification by the Registrant of each director, officer, employee or agent of the Registrant to the full extent permitted by the Nebraska Business Corporation Act. The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

================================================================================
    Exhibit
     Number                    Exhibit
--------------------------------------------------------------------------------
       5            Opinion of Counsel
--------------------------------------------------------------------------------
       23.1         Consent of Auditors
--------------------------------------------------------------------------------
       23.2         Consent of Counsel ( included in Exhibit 5)
--------------------------------------------------------------------------------
       99.1         1997 Executive Stock Option Plan
--------------------------------------------------------------------------------
       99.2         1998 Restricted Stock Plan
--------------------------------------------------------------------------------
       99.3         1998 Employee Stock Plan
================================================================================

         The Registrant hereby undertakes to submit each plan pursuant to which shares are hereby registered and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

         Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska on January 14, 1999.
 .

                                         THE BUCKLE, INC.


                                         BY: /s/ KAREN B. RHOADS
                                            ------------------------------------
                                            Karen B. Rhoads, Vice President
                                            Of Finance and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                          Date


/s/  DANIEL J. HIRSCHFELD             Chairman and Director          1/14/99
-----------------------------------
     Daniel J. Hirschfeld

/s/  DENNIS H. NELSON                 President and Director         1/14/99
-----------------------------------
     Dennis H. Nelson

/s/  ROBERT E. CAMPBELL               Director                       1/14/99
-----------------------------------
     Robert E. Campbell

                                      Director                       1/  /99
-----------------------------------                                    --
     Ralph M. Tysdal

                                      Director                       1/  /99
-----------------------------------                                    --
     Bill L. Fairfield

                                      Director                       1/  /99
-----------------------------------                                    --
     William D. Orr